Exhibit 8.1

List of Subsidiaries

#	Company Name	Country
Wholly owned subsidiaries
1.	141 Union Company	United States of America
2.	ACG Mineracao Ltda	Brazil
3.	Agnew Pastoral Company Pty Ltd	Australia
4.	Albion Downs Pty Limited	Australia
5.	Araguaia Participaçóes Ltda	Brazil
6.	ARL Holdings Ltd (in liquidation)	Bermuda
7.	ARL South America Exploration Ltd (in liquidation)	Bermuda
8.	Avanco Holdings Pty Ltd	Australia
9.	Avanco Lux S.ar.l	Luxembourg
10.	Avanco Lux S.C.S.	Avanco Lux S.C.S.
11.	Avanco Resources Mineração Ltda	Brazil
12.	Avanco Resources Pty Ltd	Australia
13.	AVB Brazil Pty Ltd	Australia
14.	AVB Carajás Holdings Pty Ltd	Australia
15.	AVB Copper Pty Ltd	Australia
16.	AVB Mineração Ltda	Brazil
17.	AVB Minerals Pty Ltd	Australia
18.	BHP (AUS) DDS Pty Ltd	Australia
19.	BHP (Towage Services) Pty Ltd	Australia
20.	BHP Aluminum Australia Pty Ltd	Australia
21.	BHP Billiton (Philippines) Inc.	Philippines
22.	BHP Billiton (UK) DDS Limited	United Kingdom
23.	BHP Billiton (UK) Limited	United Kingdom
24.	BHP Billiton Brasil Ltda	Brazil
25.	BHP Billiton Company B.V.	Netherlands
26.	BHP Billiton Finance (USA) Limited	Australia
27.	BHP Billiton Finance B.V.	Netherlands
28.	BHP Billiton Finance Limited	Australia
29.	BHP Billiton Finance Plc	United Kingdom
30.	BHP Billiton Freight Singapore Pte Limited	Singapore
31.	BHP Billiton Group Limited	United Kingdom
32.	BHP Billiton Holdings Limited	United Kingdom
33.	BHP Billiton International Metals B.V.	Netherlands
34.	BHP Billiton International Services Limited	United Kingdom
35.	BHP Billiton International Trading (Shanghai) Co. Ltd	China
36.	BHP Billiton Marketing AG	Switzerland
37.	BHP Billiton Marketing Asia Pte Ltd	Singapore
38.	BHP Billiton Marketing UK Limited	United Kingdom
39.	BHP Billiton Petroleum Great Britain Limited	United Kingdom
40.	BHP Billiton Services Jersey Limited	Jersey
41.	BHP Billiton SSM Development Pty Ltd	Australia
42.	BHP Billiton Sustainable Communities	United Kingdom
43.	BHP Billiton Technology (Shanghai) Co Ltd	China
44.	BHP Billiton UK Holdings Limited	British Virgin Islands
45.	BHP Billiton UK Investments Limited	British Virgin Islands
46.	BHP BK Limited	United Kingdom
47.	BHP Canada Inc.	Canada
48.	BHP Capital No. 20 Pty Limited	Australia
49.	BHP Chile Inc.	United States of America

50.	BHP Chile Inversiones Limitada	Chile
51.	BHP Coal Pty Ltd	Australia
52.	BHP Copper Inc.	United States of America
53.	BHP Direct Reduced Iron Pty Limited	Australia
54.	BHP Energy Coal Australia Pty Ltd	Australia
55.	BHP Escondida Inc.	United States of America
56.	BHP Exploration Chile SpA	Chile
57.	BHP Finance (International) Inc.	United States of America
58.	BHP Finance Limited	United Kingdom
59.	BHP Foreign Holdings Inc.	United States of America
60.	BHP Foundation	United States of America
61.	BHP Freight Pty Ltd	Australia
62.	BHP Group (UK) Ltd	United Kingdom
63.	BHP Group Holdings Limited	United Kingdom
64.	BHP Group Operations Pty Ltd	Australia
65.	BHP Holdings (International) Inc.	United States of America
66.	BHP Holdings (USA) Inc.	United States of America
67.	BHP Holdings International (Investments) Inc.	United States of America
68.	BHP Holdings Limited	United Kingdom
69.	BHP Innovation Pty Ltd	Australia
70.	BHP Internacional Participaçóes Ltda	Brazil
71.	BHP International Finance Corp	United States of America
72.	BHP International Services Limited	United Kingdom
73.	BHP Investments Canada Inc	Canada
74.	BHP IO Mining Pty Ltd	Australia
75.	BHP IO Workshop Pty Ltd	Australia
76.	BHP Iron Ore Holdings Pty Ltd	Australia
77.	BHP Iron Ore Pty Ltd	Australia
78.	BHP Japan Limited	Japan
79.	BHP Lonsdale Investments Pty Ltd	Australia
80.	BHP Manganese Australia Pty Ltd	Australia
81.	BHP Marine & General Insurances Pty Ltd	Australia
82.	BHP Marketing North America Inc.	United States of America
83.	BHP Marketing Services India Pvt Ltd	India
84.	BHP Marketing UK Limited	United Kingdom
85.	BHP Metals Exploration d.o.o. Beograd	Serbia
86.	BHP Metals Exploration Pty Ltd	Australia
87.	BHP MetCoal Holdings Pty Ltd	Australia
88.	BHP Mineral Resources Inc.	United States of America
89.	BHP Minerals (Shanghai) Co., Ltd	China
90.	BHP Minerals Europe Limited	United Kingdom
91.	BHP Minerals Exploration Inc.	United States of America
92.	BHP Minerals Holdings Proprietary Limited	Australia
93.	BHP Minerals India Private Limited	India
94.	BHP Minerals International Exploration Inc.	United States of America
95.	BHP Minerals International LLC	United States of America
96.	BHP Minerals Pty Ltd	Australia
97.	BHP Minerals Service Company	United States of America
98.	BHP New Mexico Coal Inc.	United States of America
99.	BHP Nickel Operations Pty Ltd	Australia
100.	BHP Nickel West Pty Ltd	Australia
101.	BHP Olympic Dam Corporation Pty Ltd	Australia
102.	BHP Peru Holdings Inc.	United States of America
103.	BHP Pty Ltd	Australia
104.	BHP Queensland Coal Investments Pty Ltd	Australia
105.	BHP Queensland Coal Limited	United States of America

106.	BHP Resolution Holdings LLC	United States of America
107.	BHP Shared Business Services Pty Ltd	Australia
108.	BHP Shared Services Malaysia Sdn. Bhd.	Malaysia
109.	BHP SSM Indonesia Holdings Pty Ltd	Australia
110.	BHP SSM International Pty Ltd	Australia
111.	BHP Titanium Minerals Pty Ltd	Australia
112.	BHP Towage Services (Boodarie) Pty Ltd	Australia
113.	BHP Towage Services (Iron Brolga) Pty Ltd	Australia
114.	BHP Towage Services (Iron Corella) Pty Ltd	Australia
115.	BHP Towage Services (Iron Ibis) Pty Ltd	Australia
116.	BHP Towage Services (Iron Kestrel) Pty Ltd	Australia
117.	BHP Towage Services (Iron Osprey) Pty Ltd	Australia
118.	BHP Towage Services (Iron Whistler) Pty Ltd	Australia
119.	BHP Towage Services (Mallina) Pty Ltd	Australia
120.	BHP Towage Services (Mount Florance) Pty Ltd	Australia
121.	BHP Towage Services (RT Atlantis) Pty Ltd	Australia
122.	BHP Towage Services (RT Clerke) Pty Ltd	Australia
123.	BHP Towage Services (RT Darwin) Pty Ltd	Australia
124.	BHP Towage Services (RT Discovery) Pty Ltd	Australia
125.	BHP Towage Services (RT Endeavour) Pty Ltd	Australia
126.	BHP Towage Services (RT Enterprise) Pty Ltd	Australia
127.	BHP Towage Services (RT Imperieuse) Pty Ltd	Australia
128.	BHP Towage Services (RT Inspiration) Pty Ltd	Australia
129.	BHP Towage Services (RT Rotation) Pty Ltd	Australia
130.	BHP Towage Services (RT Sensation) Pty Ltd	Australia
131.	BHP Towage Services (RT Tough) Pty Ltd	Australia
132.	BHP WAIO Pty Ltd	Australia
133.	BHP Western Mining Resources International Pty Ltd	Australia
134.	BHP World Exploration Inc.	Canada
135.	BHP Yakabindie Nickel Pty Ltd	Australia
136.	Billiton Australia Finance Pty Ltd	Australia
137.	Billiton Development B.V.	Netherlands
138.	Billiton Executive Pension Scheme Trustee Limited	United Kingdom
139.	Billiton Guinea B.V.	Netherlands
140.	Billiton Investment 3 B.V. (in liquidation)	Netherlands
141.	Billiton Investment 8 B.V. (in liquidation)	Netherlands
142.	Billiton Investments Ireland Limited	Ireland
143.	Billiton Marketing Holding B.V.	Netherlands
144.	Billiton Suriname Holdings B.V. (in liquidation)	Netherlands
145.	Broadmeadow Mine Services Pty Ltd	Australia
146.	Carrapateena Pty Ltd	Australia
147.	Carson Hill Gold Mining Corporation	United States of America
148.	Cassini Resources Pty Ltd	Australia
149.	Central Queensland Services Pty Ltd	Australia
150.	Cerro-Quebrado S.A.	Ecuador
151.	Coal Mines Australia Pty Ltd	Australia
152.	Compañía Minera Cerro Colorado Limitada	Chile
153.	Consolidated Nominees Proprietary Limited	South Africa
154.	Crossbow Resources Pty Ltd	Australia
155.	CTP Assets Pty Ltd	Australia
156.	CTP Operations Pty Ltd	Australia
157.	Global BHP Copper Ltd	Cayman Islands
158.	Estrela Metals Pty Ltd	Australia
159.	Hay Point Services Pty Limited	Australia
160.	Hunter Valley Energy Coal Pty Ltd	Australia
161.	Jenipapo Recursos Naturais Ltda	Brazil

162.	Marcona International S.A.	Panama
163.	MCT Mineração Ltda	Brazil
164.	Mineração Águas Boas Ltda	Brazil
165.	Minera Spence SA	Chile
166.	Minotaur Resources Holdings Pty Ltd	Australia
167.	Mt Arthur Coal Pty Limited	Australia
168.	Mt Arthur Underground Pty Ltd	Australia
169.	Oil Casualty Insurance, Ltd.	Bermuda
170.	Operation Services Chile SpA	Chile
171.	OS ACPM Pty Ltd	Australia
172.	OS MCAP Pty Ltd	Australia
173.	OZ Exploration (USA) LLC	USA
174.	OZ Exploration Pty Ltd	Australia
175.	OZ Minerals Pty Ltd	Australia
176.	OZ Minerals Brazil (Holdings) Pty Ltd	Australia
177.	OZ Minerals Carrapateena Pty Ltd	Australia
178.	OZ Minerals Equity Pty Ltd	Australia
179.	OZ Minerals Group Treasury Pty Ltd	Australia
180.	OZ Minerals Holdings Pty Ltd	Australia
181.	OZ Minerals Insurance Pte Ltd	Singapore
182.	OZ Minerals International (Holdings) Pty Ltd	Australia
183.	OZ Minerals Investments Pty Ltd	Australia
184.	OZ Minerals Jamaica Limited (in liquidation)	Jamaica
185.	OZ Minerals Musgrave Holdings Pty Ltd	Australia
186.	OZ Minerals Musgrave Operations Pty Ltd	Australia
187.	OZ Minerals Peru S.A.C. (in liquidation)	Peru
188.	OZ Minerals Prominent Hill Operations Pty Ltd	Australia
189.	OZ Minerals Prominent Hill Pty Ltd	Australia
190.	OZ Minerals Services Pty Ltd	Australia
191.	OZ Minerals Zinifex Holdings Pty Ltd	Australia
192.	OZM Carrapateena Pty Ltd	Australia
193.	Pilbara Gas Pty Limited	Australia
194.	RAL Cayman Inc.	Cayman Islands
195.	Rio Algom Exploration Inc.	Canada
196.	Rio Algom Investments (Chile) Inc.	Canada
197.	Rio Algom Limited	Canada
198.	Rio Algom Mining LLC	United States of America
199.	Riocerro Inc.	Cayman Islands
200.	Riochile Inc.	Cayman Islands
201.	SLM Santa Lucia Mineração Eireli	Brazil
202.	Stein Insurance Company Limited	Guernsey
203.	Tamakaya Energia SpA	Chile
204.	The Broken Hill Proprietary Company Pty Ltd	Australia
205.	UMAL Consolidated Pty Ltd	Australia
206.	United Iron Pty Ltd	Australia
207.	Westminer Insurance Pte Ltd	Singapore
208.	Wirraway Metals & Mining Pty Ltd	Australia
209.	WMC (Argentina) Inc.	United States of America
210.	WMC Corporate Services Inc.	United States of America
211.	WMC Finance (USA) Limited	Australia
212.	WMC Mineracao Ltda.	Brazil
213.	ZRUS Holdings Pty Ltd	Australia

Subsidiaries where effective interest is less than 100 per cent
214.	BHP Billiton (Philippines) Inc. (99.99%)	Philippines

215.	BHP Iron Ore (Jimblebar) Pty Ltd (85%)	Australia
216.	BHP Shared Services Philippines Inc. (99.99%)	Philippines
217.	Cerro-Yatsur S.A. (51%)	Ecuador
218.	Consórcio Santos Luz de Imóveis Ltda (90%)	Brazil
219.	Kelti S.A. (57.5%)	Chile
220.	Minera Escondida Ltda (57.5%)	Chile
221.	QNI Philippines Inc. (99.99%)	Philippines

Joint operations
222.	Mt Goldsworthy (85%)	Australia
223.	Mt Newman (85%)	Australia
224.	Yandi (85%)	Australia
225.	Central Queensland Coal Associates (50%)	Australia
226.	BHP SaskPower Carbon Capture and Storage (CCS) Knowledge Centre Inc. (50%)	Canada
227.	BM Alliance Coal Marketing Pty Limited (50%)	Australia
228.	BM Alliance Coal Operations Pty Limited (50%)	Australia
229.	BM Alliance Marketing Pte Ltd (50%)	Singapore
230.	BMA Japan KK (50%)	Japan
231.	South Blackwater Coal Pty Limited (50%)	Australia

Joint ventures and associates
232.	CMC-Coal Marketing DAC (33.33%)	Ireland
233.	Compañía Minera Antamina S.A. (33.75%)	Peru
234.	Global HubCo B.V. (33.33%)	Netherlands
235.	NCIG Holdings Pty Ltd (27.98%)	Australia
236.	Resolution Copper Mining LLC (45%)	United States of America
237.	RightShip Pty Limited (33.33%)	Australia
238.	Samarco Mineração S.A. (50%)	Brazil